UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 26, 2018

GULF ISLAND FABRICATION, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16225 Park Ten Place, Suite 280
Houston, Texas 77084
 (Address of principal executive offices)(Zip Code)
(713) 714-6100
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On April 26, 2018, Gulf Island Fabrication, Inc. (the “Company”) issued a press release announcing its unaudited financial results for the three months ended March 31, 2018 (the “Original Press Release”). The Original Press Release was furnished by the Company as an exhibit to its current report on Form 8-K dated April 26, 2018.

In the Original Press Release, there was an understatement of revenues with an equal and offsetting amount for cost of revenue related to an elimination entry on a project within our Shipyard Division with no change to our gross profit or net income.  No other reported amounts were affected.

The Company has revised the Original Press Release solely for the purpose of correcting the previously disclosed revenues and offsetting cost of revenue for the three months ended March 31, 2018 (the “Corrected Press Release”) and is furnishing the Corrected Press Release pursuant to this current report on Form 8-K/A.

Additionally, the Company incorrectly included Item 8.01 disclosure in its Form 8-K dated April 26, 2018, which has been removed in its entirety.

Item 2.02    Results of Operations and Financial Condition.
A copy of the Corrected Press Release, reflecting the changes described in the Explanatory Note above, is attached as Exhibit 99.1 and incorporated by reference herein. The Company is posting the Corrected Press Release on its website at www.gulfisland.com.

Neither the information reported herein nor the Corrected Press Release shall be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.
            (d) Exhibit

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release dated April 26, 2018 (corrected).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer
Dated:	April 27, 2018